February 7, 2023 KKR & Co. Inc. Reports Fourth Quarter 2023 Financial Results February 6, 2024

i Our business momentum continues. The fourth quarter had record Fee Related Earnings and was our most active fundraising and deployment quarter of 2023. In addition, in early January, we closed on the acquisition of the remaining stake of Global Atlantic, increasing our ownership to 100%. With three avenues for long-term sustained growth – Asset Management, Insurance and Strategic Holdings – we are well positioned for the years ahead. Conference Call A conference call to discuss KKR's financial results will be held on February 6, 2024 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, February 6, 2024 – KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter 2023 results. KKR Reports Fourth Quarter 2023 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," "visibility on," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward- looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), and book value. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information KKR Reports Fourth Quarter 2023 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com

KKR & Co. Inc. Fourth Quarter Earnings

Fourth Quarter 2023 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $3.7 billion for the full year 2023.

GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $25.83 at year end.

($ in thousands, except per share data)		4Q'22		4Q'23		FY'22		FY'23
Revenues								
Asset Management	$	693,494	$	1,564,916	$	321,118	$	5,807,306
Insurance		1,831,498		2,864,915		5,383,062		8,692,006
Total Revenues	**$**	**2,524,992**	**$**	**4,429,831**	**$**	**5,704,180**	**$**	**14,499,312**
Expenses								
Asset Management		679,732		1,212,828		2,215,485		4,162,977
Insurance		1,721,464		2,847,689		3,782,331		8,195,628
Total Expenses	**$**	**2,401,196**	**$**	**4,060,517**	**$**	**5,997,816**	**$**	**12,358,605**
Total Investment Income (Loss) - Asset Management	**$**	**5,349**	**$**	**1,506,657**	**$**	**1,415**	**$**	**4,413,902**
Income Tax Expense (Benefit)		109,568		286,611		125,393		1,197,523
Redeemable Noncontrolling Interests		1,245		7,323		2,792		(5,405)
Noncontrolling Interests		(120,028)		541,608		101,258		1,630,230
Preferred Stock Dividends		17,250		—		69,000		51,747
Net Income (Loss) - KKR Common Stockholders	**$**	**121,110**	**$**	**1,040,429**	**$**	**(590,664)**	**$**	**3,680,514**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	0.14	$	1.18	$	(0.79)	$	4.24
Diluted	$	0.14	$	1.14	$	(0.79)	$	4.09
Weighted Average Shares of Common Stock Outstanding								
Basic		861,069,576		884,998,900		749,504,970		867,496,813
Diluted		886,268,828		912,002,464		749,504,970		911,787,433

		4Q'22		4Q'23
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$**	**20.55**	**$**	**25.83**

Note: See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding in this presentation.

KKR

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2 Capital Metrics Fourth Quarter 2023 Highlights • Fee Related Earnings (“FRE”) of $675 million ($0.76/adj. share) in the quarter, up 21% year-over-year • FRE was $2.4 billion for the year ($2.68/adj. share), up 10% year-over-year • After-tax Distributable Earnings (“DE”) of $888 million ($1.00/adj. share) in the quarter, up 4% year-over-year • DE was $3.0 billion for the year ($3.42/adj. share), down 13% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $30.95 at year end including $23.27 per adj. share of Net Cash and Total Investments • Assets Under Management (“AUM”) of $553 billion, up 10% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $446 billion, up 8% year-over-year • Uncalled Commitments of $99 billion • New Capital Raised of $31 billion in the quarter and $69 billion for the year • Capital Invested of $16 billion in the quarter and $44 billion for the year • Regular dividend of $0.165 per share of common stock was declared for the quarter • Increase of regular annualized dividend: Beginning with the dividend to be announced with the results of the quarter ending March 31, 2024, KKR intends to increase its regular annualized dividend per share of common stock from $0.66 to $0.70. KKR has increased its annualized dividend every year since its C-corp conversion in 2018 • Strategic Updates: Following year end, on January 2, 2024, the acquisition of the remaining minority equity interests in The Global Atlantic Financial Group LLC closed. Subsequent to closing, 1Q'24 reporting will reflect the previously announced strategic changes, including: revised compensation ratios, the new Strategic Holdings segment and a new financial metric, Total Operating Earnings(1) Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations, endnotes about Net Cash and Total Investments and other important information. See page 26 for record and payment dates for common stock. (1) See the November 29, 2023 presentation available on our website for more details. Financial Measures Corporate

Fourth Quarter 2023 Segment Earnings

($ in thousands, except per share data)		4Q'22		4Q'23		FY'22		FY'23
Management Fees	$	706,098	$	784,581	$	2,656,487	$	3,030,325
Transaction and Monitoring Fees, Net		195,139		264,233		775,933		720,654
Fee Related Performance Revenues		18,691		23,898		90,665		94,427
Fee Related Compensation		(183,987)		(241,349)		(769,735)		(865,336)
Other Operating Expenses		(176,510)		(155,989)		(585,999)		(596,284)
Fee Related Earnings	**$**	**559,431**	**$**	**675,374**	**$**	**2,167,351**	**$**	**2,383,786**
Realized Performance Income		338,733		411,391		2,176,658		1,065,389
Realized Performance Income Compensation		(152,536)		(241,530)		(1,333,526)		(666,440)
Realized Investment Income		223,198		146,762		1,134,419		690,727
Realized Investment Income Compensation		(22,320)		(22,014)		(159,003)		(103,590)
Asset Management Segment Operating Earnings		**946,506**		**969,983**		**3,985,899**		**3,369,872**
Insurance Segment Operating Earnings		**231,365**		**231,274**		**724,762**		**816,637**
Distributable Operating Earnings		**1,177,871**		**1,201,257**		**4,710,661**		**4,186,509**
Interest Expense and Other		(91,892)		(98,632)		(338,389)		(383,034)
Income Taxes on Operating Earnings		(234,092)		(214,143)		(859,964)		(763,382)
After-tax Distributable Earnings	**$**	**851,887**	**$**	**888,482**	**$**	**3,512,308**	**$**	**3,040,093**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.63	$	0.76	$	2.45	$	2.68
After-tax DE per Adjusted Share	$	0.96	$	1.00	$	3.97	$	3.42
Total Asset Management Segment Revenues	$	1,481,859	$	1,630,865	$	6,834,162	$	5,601,522
Assets Under Management	$	503,897,000	$	552,801,000	$	503,897,000	$	552,801,000
Fee Paying Assets Under Management	$	411,923,000	$	446,408,000	$	411,923,000	$	446,408,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

KKR

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4 Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 14% to $3.0 billion for the year • Growth has been driven by an increase in Fee Paying AUM from organic capital raised • Increased 9% year-over-year driven by the growth in management fees • FRE margins remained at 62% over both periods ($ in millions) $2.45 $2.68 62% 62% FRE per adjusted share FRE margin 2022 2023 $1,442 $2,071 $2,656 $3,030 2020 2021 2022 2023

5 Assets Under Management • AUM of $553 billion, up 10% year-over-year, with $31 billion of organic new capital raised in the quarter and $69 billion for the year • Fee Paying AUM of $446 billion, up 8% year-over-year, with $32 billion of organic new capital raised in the quarter and $71 billion for the year • Perpetual Capital of $224 billion, up 15% year-over-year driven primarily by the organic growth of Global Atlantic. Perpetual capital represents 41% of AUM and 50% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $504 $553 4Q'22 4Q'23 $412 $446 4Q'22 4Q'23 $194 $224 4Q'22 4Q'23 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

6 Additional Capital Detail • Dry Powder: Uncalled commitments of $99 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At year end, there was $39 billion of committed capital with a weighted average management fee rate of greater than 90 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $268 billion of carried interest eligible AUM, $206 billion is above cost and accruing carry • Performance Fee Eligible AUM: $333 billion, up 6% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $313 $333 4Q'22 4Q'23 $108 $99 4Q'22 4Q'23 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

7 Gross unrealized carried interest totals $6.0 billion as of December 31, 2023 Fund Investment Performance Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 4Q'23 18% FY'23 Gross Return 5% 16%3% 10%2% -2%-1% 14%3% Note: Traditional Private Equity does not include Core or Growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Segment Detail

Asset Management Segment – Private Equity

- **AUM:** Increased 2% quarter-over-quarter and increased 7% year-over-year to $176 billion with organic new capital raised of $3 billion in the quarter and $7 billion for the year
  - Both Next Generation Technology III and Global Impact II held final closes in the quarter; NGT III is over 30% larger than NGT II and GIF II is over double the size of its predecessor
- **Realizations:** Carried Interest in 4Q driven primarily by monetization activity in traditional private equity across geographies and core private equity
- **Capital Invested:** $6 billion in the quarter and $14 billion for the year. In 4Q, deployment was driven by traditional and core private equity activity in the U.S.
- **Performance:** The Traditional Private Equity portfolio appreciated 16% during the year

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Management Fees	$	311,946	$	331,216	$	1,188,463	$	1,286,062
Transaction and Monitoring Fees, Net		29,109		30,023		120,410		115,276
Fee Related Performance Revenues		—		—		—		—
Fee Related Revenues	**$**	**341,055**	**$**	**361,239**	**$**	**1,308,873**	**$**	**1,401,338**
Carried Interest	$	171,588	$	330,799	$	1,870,061	$	938,741
Incentive Fees		9,463		—		33,519		49
Realized Performance Income	**$**	**181,051**	**$**	**330,799**	**$**	**1,903,580**	**$**	**938,790**
Capital Metrics:								
Assets Under Management	$	165,147,000	$	176,377,000	$	165,147,000	$	176,377,000
Fee Paying Assets Under Management	$	102,261,000	$	107,726,000	$	102,261,000	$	107,726,000
Capital Invested	$	4,699,000	$	5,845,000	$	18,825,000	$	13,529,000
Uncalled Commitments	$	65,856,000	$	57,366,000	$	65,856,000	$	57,366,000

KKR

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Asset Management Segment – Real Assets

- **AUM:** Increased 5% quarter-over-quarter and 10% year-over-year to $131 billion with organic new capital raised of $6 billion in the quarter and $16 billion for the year
  - Following year end, Asia Pacific Infrastructure Investors II held its final close; the fund is over 65% larger than its predecessor
- **Realizations:** Carried Interest in 4Q driven primarily by monetization activity in our infrastructure strategy in Europe
- **Capital Invested:** $3 billion in the quarter and $15 billion for the year. In 4Q, deployment was driven primarily by real estate credit in the U.S. and infrastructure across multiple strategies
- **Performance:** The Infrastructure portfolio appreciated 18% and the Opportunistic Real Estate portfolio declined 2% during the year

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Management Fees	$	185,718	$	216,917	$	679,890	$	825,735
Transaction and Monitoring Fees, Net		17,273		5,299		33,202		20,564
Fee Related Performance Revenues		8,474		7,396		51,183		21,648
Fee Related Revenues	**$**	**211,465**	**$**	**229,612**	**$**	**764,275**	**$**	**867,947**
Carried Interest	$	16,221	$	28,844	$	113,465	$	67,018
Incentive Fees		—		—		—		—
Realized Performance Income	**$**	**16,221**	**$**	**28,844**	**$**	**113,465**	**$**	**67,018**
Capital Metrics:								
Assets Under Management	$	118,592,000	$	130,933,000	$	118,592,000	$	130,933,000
Fee Paying Assets Under Management	$	103,532,000	$	112,254,000	$	103,532,000	$	112,254,000
Capital Invested	$	6,099,000	$	3,392,000	$	27,844,000	$	15,475,000
Uncalled Commitments	$	27,496,000	$	24,719,000	$	27,496,000	$	24,719,000

KKR
10

Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 7% quarter-over-quarter and 12% year-over-year to $245 billion with organic new capital raised of $22 billion in the quarter and $47 billion for the year
  - New capital raised in the quarter driven by inflows at Global Atlantic, direct lending in the U.S. and Europe, and CLO formation
  - AUM comprised of: $123 billion of leveraged credit, $48 billion of asset-based finance, $38 billion of direct lending, $10 billion of strategic investments and $27 billion of liquid strategies (hedge fund partnerships)
- **Capital Invested:** $6 billion in the quarter and $15 billion for the year. In 4Q, deployment was most active in direct lending and asset-based finance
- **Performance:** The Leveraged Credit composite appreciated 14%, with the Alternative Credit composite up 10% during the year

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Management Fees	$	208,434	$	236,448	$	788,134	$	918,528
Transaction and Monitoring Fees, Net		4,376		3,800		22,018		7,197
Fee Related Performance Revenues		10,217		16,502		39,482		72,779
Fee Related Revenues	**$**	**223,027**	**$**	**256,750**	**$**	**849,634**	**$**	**998,504**
Carried Interest	$	6,181	$	—	$	10,334	$	—
Incentive Fees		135,280		51,748		149,279		59,581
Realized Performance Income	**$**	**141,461**	**$**	**51,748**	**$**	**159,613**	**$**	**59,581**
Capital Metrics:								
Assets Under Management	$	220,158,000	$	245,491,000	$	220,158,000	$	245,491,000
Fee Paying Assets Under Management	$	206,130,000	$	226,428,000	$	206,130,000	$	226,428,000
Capital Invested	$	4,903,000	$	6,372,000	$	24,742,000	$	15,006,000
Uncalled Commitments	$	14,327,000	$	16,472,000	$	14,327,000	$	16,472,000

KKR

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12 • Transaction Fees: Totaled $225 million in the quarter and $578 million for the year • Approximately 70% of transaction fees were originated in North America in the quarter • Traditional Private Equity and Core Private equity each generated approximately a third of total fees in the quarter Asset Management Segment − Capital Markets • Realizations: Realized Investment Income of $147 million in the quarter and $691 million for the year • Balance Sheet Investment Return: Up 3% in the quarter and up 12% during the year • Embedded Gains: $6.3 billion of embedded unrealized gains on the balance sheet at year end Asset Management Segment − Principal Activities ($ in thousands) 4Q'22 4Q'23 FY'22 FY'23 Transaction Fees $ 144,381 $ 225,111 $ 600,303 $ 577,617 ($ in thousands) 4Q'22 4Q'23 FY'22 FY'23 Net Realized Gains (Losses) $ 95,024 $ 13,979 $ 530,284 $ 230,055 Interest Income and Dividends, Net 128,174 132,783 604,135 460,672 Realized Investment Income $ 223,198 $ 146,762 $ 1,134,419 $ 690,727

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,466 million in the quarter reflects higher yields, growth in the investment portfolio attributable to strong net flows and variable investment income from a realized gain on the sale of a solar developer
- **Net Cost of Insurance:** Net Cost of Insurance totaled $901 million in the quarter, driven primarily by new business growth and the associated higher funding costs, as well the routine run off of older business that was lower cost
- **Highlights:**
  - Global Atlantic AUM totals $161 billion, of which $125 billion is Credit AUM
  - The MetLife block reinsurance transaction closed in the quarter. The pending Manulife block reinsurance transaction is expected to close in the first half of 2024, adding an estimated $10 billion to AUM

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Net Investment Income	$	1,230,677	$	1,466,361	$	4,112,244	$	5,377,817
Net Cost of Insurance		(689,858)		(900,706)		(2,295,133)		(3,283,009)
General, Administrative and Other		(164,500)		(200,409)		(638,274)		(805,109)
Pre-tax Operating Earnings		376,319		365,246		1,178,837		1,289,699
Pre-tax Operating Earnings Attributable to Noncontrolling Interests		(144,954)		(133,972)		(454,075)		(473,062)
Insurance Segment Operating Earnings	**$**	**231,365**	**$**	**231,274**	**$**	**724,762**	**$**	**816,637**
Additional Financial Measures:								
Global Atlantic Book Value	$	4,409,873	$	4,988,280	$	4,409,873	$	4,988,280

Note: See Appendix for endnotes explaining certain terms and assumptions relating to the Manulife block reinsurance transaction. 4Q'23 and FY'23 Net Investment Income includes $35 million ($16 million of segment operating earnings), and $37 million ($17 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies. 4Q'22 Net Investment Income only included income related to asset/liability matching investment strategies. FY'22 Net Investment Income included $88 million ($40 million of segment operating earnings) of realized gains and losses not related to asset/liability matching investments strategies.

KKR

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14 • Book Value Per Adjusted Share: Increased 13% year-over-year to $30.95 • Net Cash and Total Investments of $23.27 per adjusted share at 4Q'23, compared to $19.52 at 4Q'22 • Total Cash and Investments: $29 billion at year end Book Value Book Value Per Adjusted Share $15.57 $19.24 $23.09 $28.87 $27.27 $30.95 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 4Q'23 ($ in millions, except per share data) 4Q'22 4Q'23 (+) Cash and Short-term Investments $ 3,257 $ 5,442 (+) Investments 17,628 18,405 (+) Net Unrealized Performance Income 2,510 3,376 (+) Other Assets, Net 6,979 6,498 (+) Global Atlantic Book Value 4,410 4,988 (-) Debt Obligations - KKR 6,958 7,191 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 1,649 2,102 (-) Other Liabilities 912 913 (-) Noncontrolling Interests 33 30 Book Value $ 24,283 $ 27,524 Book Value Per Adjusted Share $ 27.27 $ 30.95 Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information.

15 Investment Holdings by Asset Class($ in millions) 4Q'23 Investments Fair Value Core Private Equity $ 6,669 Traditional Private Equity 2,844 Growth Equity 1,278 Private Equity Total 10,791 Real Estate 1,799 Infrastructure 1,171 Energy 891 Real Assets Total 3,861 Leveraged Credit 1,265 Alternative Credit 981 Credit Total 2,246 Other 1,507 Total Investments $ 18,405 ($ in millions) 4Q'23 Top 5 Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,915 10% PetVet Care Centers, LLC 1,134 6% Heartland Dental, LLC 824 4% Exact Holding B.V. 757 4% Arnott's Biscuits Limited 534 3% Top 5 Investments 5,164 28% Other Investments 13,241 72% Total Investments $ 18,405 100% Investments Detail Other 8% Traditional Private Equity 16% Growth Equity 7% Real Estate 10% Infrastructure 6% Energy 5% Leveraged Credit 7% Alternative Credit 5% Core Private Equity 36% Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information.

Capital Detail

17 Duration of Capital Growth in Strategic & Perpetual Capital Assets Under Management Perpetual Capital Long-Dated Strategic Investor Partnerships Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other ($ in billions) $252 $287 $194 $224 $58 $63 4Q'22 4Q'23 92% of AUM is perpetual capital or has a duration of at least 8 years at inception 52% of AUM is perpetual capital or long-dated strategic investor partnerships Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information. 8% 41% 11% 40%

18 Assets Under Management Rollforward Year Ended December 31, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 165,147 $ 118,592 $ 220,158 $ 503,897 New Capital Raised 6,901 15,984 46,581 69,466 Distributions and Other (9,340) (7,423) (26,273) (43,036) Change in Value 13,669 3,780 5,025 22,474 Ending Balance $ 176,377 $ 130,933 $ 245,491 $ 552,801 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 173,573 $ 124,730 $ 229,408 $ 527,711 New Capital Raised 2,706 6,452 22,219 31,377 Distributions and Other (3,259) (2,232) (8,003) (13,494) Change in Value 3,357 1,983 1,867 7,207 Ending Balance $ 176,377 $ 130,933 $ 245,491 $ 552,801 Three Months Ended December 31, 2023 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

19 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 104,835 $ 108,067 $ 210,722 $ 423,624 New Capital Raised 4,055 5,981 22,133 32,169 Distributions and Other (1,230) (2,486) (7,883) (11,599) Change in Value 66 692 1,456 2,214 Ending Balance $ 107,726 $ 112,254 $ 226,428 $ 446,408 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 102,261 $ 103,532 $ 206,130 $ 411,923 New Capital Raised 10,533 16,645 43,968 71,146 Distributions and Other (5,483) (7,882) (27,655) (41,020) Change in Value 415 (41) 3,985 4,359 Ending Balance $ 107,726 $ 112,254 $ 226,428 $ 446,408 Year Ended December 31, 2023 Three Months Ended December 31, 2023 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

Supplemental Information

21 Investment Vehicle Summary ($ in thousands) 4Q'21 4Q'22 FY'21 FY'22 Net Investment Income $ 1,352,187 $ 1,230,677 $ 3,329,570 $ 4,112,244 Net Cost of Insurance (490,115) (751,332) (1,566,681) (2,415,996) General, Administrative and Other (162,085) (164,923) (500,410) (637,718) Pre-tax Insurance Operating Earnings 699,987 314,422 1,262,479 1,058,530 Income Taxes (135,947) (45,817) (199,095) (171,744) Net Income Attributable to Noncontrolling Interests (217,263) (103,464) (410,833) (341,582) Insurance Segment Operating Earnings $ 346,777 $ 165,141 $ 652,551 $ 545,204 Additional Financial Measures: Global Atlantic Book Value $ 3,372,498 $ 3,929,710 $ 3,372,498 $ 3,929,710 ($ in millions) Investment Period Amount Start Date End Date Commitment Uncalled Commitments Percentage Committed by General Partner Invested Realized Remaining Cost Remaining Fair Value PRIVATE EQUITY BUSINESS LINE North America Fund XIII 8/2021 8/2027 $ 18,400 $ 10,563 1% $ 7,837 $ — $ 7,837 $ 8,830 Americas Fund XII 5/2017 5/2021 13,500 1,665 2% 12,432 8,722 9,326 18,767 North America Fund XI 11/2012 1/2017 8,718 152 3% 10,044 22,833 2,759 3,269 2006 Fund(1) 9/2006 9/2012 17,642 — 2% 17,309 37,416 — 8 Millennium Fund(1) 12/2002 12/2008 6,000 — 3% 6,000 14,123 — 4 Ascendant Fund 6/2022 6/2028 3,003 3,003 10% — — — — European Fund VI 6/2022 6/2028 7,426 5,852 2% 1,574 — 1,574 1,263 European Fund V 7/2019 2/2022 6,338 738 2% 5,670 917 5,495 6,947 European Fund IV 2/2015 3/2019 3,512 22 6% 3,642 5,726 1,621 2,625 European Fund III(1) 3/2008 3/2014 5,506 146 5% 5,360 10,625 586 39 European Fund II(1) 11/2005 10/2008 5,751 — 2% 5,751 8,507 — 25 Asian Fund IV 7/2020 7/2026 14,735 8,529 1% 6,554 348 6,416 8,324 Asian Fund III 8/2017 7/2020 9,000 1,329 6% 8,189 6,295 6,797 12,018 Asian Fund II 10/2013 3/2017 5,825 — 1% 7,357 6,509 2,938 2,124 Asian Fund(1) 7/2007 4/2013 3,983 — 3% 3,974 8,728 — — China Growth Fund(1) 11/2010 11/2016 1,010 — 1% 1,010 1,150 181 22 Next Generation Technology Growth Fund III 11/2022 11/2028 2,745 2,331 1% 414 — 414 417 Next Generation Technology Growth Fund II 12/2019 5/2022 2,088 154 7% 2,131 496 1,924 2,894 Next Generation Technology Growth Fund 3/2016 12/2019 659 5 22% 668 1,148 276 934 Health Care Strategic Growth Fund II 5/2021 5/2027 3,789 2,856 3% 933 — 933 1,045 Health Care Strategic Growth Fund 12/2016 4/2021 1,331 144 11% 1,317 283 1,128 1,863 Global Impact Fund II 6/2022 6/2028 2,704 1,889 1% 815 — 815 753 Global Impact Fund 2/2019 3/2022 1,242 224 8% 1,194 471 1,018 1,562 Co-Investment Vehicles and Other Various Various 18,340 3,219 Various 15,680 8,980 11,151 13,863 Core Investment Vehicles Various Various 25,444 10,582 30% 15,768 2,366 14,407 24,323 Unallocated Commitments(2) N/A N/A 3,894 3,894 Various — — — — Total Private Equity $ 192,585 $ 57,297 $ 141,623 $ 145,643 $ 77,596 $ 111,919 Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates. (1) The “Invested" and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any. (2) Represents unallocated commitments from our strategic investor partnerships.

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE									
Energy Income and Growth Fund II	8/2018	8/2022	$ 994	$ —	20%	$ 1,191	$ 305	$ 954	$ 1,503
Energy Income and Growth Fund	9/2013	6/2018	1,589	—	13%	1,589	1,221	—	—
Natural Resources Fund[1]	Various	Various	887	—	Various	887	168	—	—
Global Energy Opportunities	Various	Various	915	62	Various	520	204	297	167
Global Infrastructure Investors IV	8/2021	8/2027	16,589	7,244	—%	9,672	328	9,477	10,598
Global Infrastructure Investors III	7/2018	6/2021	7,165	1,097	4%	6,335	1,910	5,483	7,612
Global Infrastructure Investors II	12/2014	6/2018	3,040	130	4%	3,166	5,330	807	1,135
Global Infrastructure Investors	9/2010	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,368	6,368	5%	—	—	—	—
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	702	7%	3,375	738	2,943	3,347
Diversified Core Infrastructure Fund	12/2020	(2)	9,587	1,199	5%	8,452	508	8,452	8,916
Real Estate Partners Americas III	1/2021	1/2025	4,253	1,592	5%	2,771	228	2,611	2,584
Real Estate Partners Americas II	5/2017	12/2020	1,921	253	8%	1,951	2,688	487	428
Real Estate Partners Americas	5/2013	5/2017	1,229	135	16%	1,024	1,416	54	32
Real Estate Partners Europe II	3/2020	12/2023	2,061	610	10%	1,656	431	1,356	1,313
Real Estate Partners Europe	8/2015	12/2019	707	99	10%	687	763	209	208
Asia Real Estate Partners	7/2019	7/2023	1,682	452	15%	1,238	22	1,197	1,383
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	5%	976	226	976	928
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	508	1,008	991
Property Partners Americas	12/2019	(2)	2,569	46	19%	2,523	159	2,523	2,392
Co-Investment Vehicles & Other	Various	Various	9,293	3,903	Various	5,429	1,582	5,017	4,923
Total Real Assets			**$ 77,761**	**$ 24,014**		**$ 55,500**	**$ 20,963**	**$ 43,851**	**$ 48,460**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.

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Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[(1)]									
Opportunities Fund II	11/2021	1/2026	$ 2,329	$ 1,743	7%	$ 586	$ 6	$ 586	$ 635
Dislocation Opportunities Fund	8/2019	11/2021	2,967	480	14%	2,488	1,141	1,766	1,888
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	2,342	1,216	1,263
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,790	429	348
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,166	184	152
Asset-Based Finance Partners	10/2020	7/2025	2,059	1,017	7%	1,042	83	1,042	1,116
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	377	2%	1,868	872	1,238	1,210
Lending Partners IV	3/2022	9/2026	1,150	518	5%	632	24	633	666
Lending Partners III	4/2017	11/2021	1,498	540	2%	958	766	741	741
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,198	151	85
Lending Partners	12/2011	12/2014	460	40	15%	420	458	23	11
Lending Partners Europe II	5/2019	9/2023	837	210	7%	627	182	591	623
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	425	247	218
Asia Credit	1/2021	5/2025	1,084	581	9%	503	16	503	580
Other Alternative Credit Vehicles	Various	Various	13,683	5,758	Various	7,911	5,953	4,125	4,404
Total Credit and Liquid Strategies			**$ 37,318**	**$ 11,923**		**$ 25,380**	**$ 16,422**	**$ 13,475**	**$ 13,940**
Total Eligible To Receive Carried Interest			**$ 307,664**	**$ 93,234**		**$ 222,503**	**$ 183,028**	**$ 134,922**	**$ 174,319**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 93,234	$ 174,319	$ 267,553
Incentive Fee Eligible	—	65,564	65,564
Total Performance Fee Eligible	**93,234**	**239,883**	**333,117**
Private Equity and Real Assets	774	47,468	48,242
Credit and Liquid Strategies	4,549	166,893	171,442
Total Assets Under Management	**$ 98,557**	**$ 454,244**	**$ 552,801**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

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Stock Summary

From December 31, 2022 through February 2, 2024, KKR used a total of $306 million to repurchase 5.4 million shares in the open market and to retire equity awards representing 0.8 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $49.67 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	67.3
Reduction of Shares for Retired Equity Awards[2]	24.6
Total Repurchased Shares and Retired Equity Awards	**91.9**
Total Capital Used	$2,511
Average Price Paid Per Share	$27.32
Remaining Availability under Share Repurchase Plan	$194

Adjusted Shares	1Q'23	2Q'23	3Q'23	4Q'23
Common Stock	861,104,000	857,987,641	884,585,205	885,005,588
Exchangeable Securities and Other[3]	29,517,712	30,804,276	3,909,477	4,463,644
Adjusted Shares[4]	**890,621,712**	**888,791,917**	**888,494,682**	**889,469,232**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through February 2, 2024.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Includes (i) for any reporting period prior to the redemption of the Series C Mandatory Convertible Preferred, the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. On September 15, 2023, each outstanding share of the Series C Mandatory Convertible Preferred Stock automatically converted into 1.1700 shares of common stock of KKR & Co. Inc.
(4) Amounts exclude unvested shares granted under the equity incentive plans.

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Investments Detail – Core Private Equity

Growth in Balance Sheet Fair Value



($ in billions)
Embedded Gains
Cost
$1.4
$1.2
$2.5
$1.8
$3.2
$2.0
$5.2
$2.5
$5.7
$2.7
$6.7
$2.9
2018
2019
2020
2021
2022
2023

Background on Core Private Equity

- Core Private Equity is a long duration investment strategy with a more modest risk return profile compared to traditional PE; we are seeking mid-to-high teens gross IRRs in businesses that we believe can grow and compound value for more than a decade
- Core Private Equity AUM totals $35 billion
- KKR receives management fees on third party invested capital, with an opportunity to earn annual performance income as well as capital markets fees

Core Private Equity on the Balance Sheet

- The chart to the left shows the Fair Value of KKR's Core Private Equity balance sheet investments since 2018
- The $6.7 billion of fair value compares to $2.9 billion of cost for a 2.3x MOIC
  - Since inception, KKR's balance sheet Core Private Equity investments have generated a 19% Gross IRR
  - In the quarter and for the year, the Core Private Equity balance sheet portfolio was +2% and +9%, respectively
- Global portfolio across multiple industries

Note: Past performance is no guarantee of future results. See Appendix for endnotes about the calculation of gross internal rates of return ("IRR"), multiple of invested capital ("MOIC"), and other important information. See Appendix for important endnotes.

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26 Dividends The declaration and payment of any future dividends on common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.165 per share of common stock of KKR & Co. Inc. has been declared for the fourth quarter of 2023, which will be paid on March 1, 2024 to holders of record of common stock as of the close of business on February 16, 2024. Additionally, beginning with the dividend to be announced with the results of the quarter ending March 31, 2024, KKR intends to increase its regular annualized dividend per share of common stock from $0.66 to $0.70. Strategic Announcements and Changes in Reporting Following year end, on January 2, 2024, the acquisition of the remaining minority equity interests in Global Atlantic closed. Subsequent to closing, first quarter 2024 reporting will reflect the previously announced strategic changes on November 29, 2023, including: revised compensation ratios, the creation of a new Strategic Holdings segment and a new financial metric, Total Operating Earnings. See the November 29 presentation available on our website for more details. Dividends & Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Revenues								
Asset Management								
Fees and Other	$	751,923	$	877,039	$	2,821,627	$	2,963,869
Capital Allocation-Based Income (Loss)		(58,429)		687,877		(2,500,509)		2,843,437
		693,494		1,564,916		321,118		5,807,306
Insurance								
Net Premiums		555,357		655,410		1,182,461		1,975,675
Policy Fees		310,684		317,049		1,261,721		1,260,249
Net Investment Income		1,278,875		1,491,020		4,118,246		5,514,902
Net Investment-Related Gains (Losses)		(349,654)		344,351		(1,318,490)		(235,262)
Other Income		36,236		57,085		139,124		176,442
		1,831,498		2,864,915		5,383,062		8,692,006
Total Revenues	$	**2,524,992**	$	**4,429,831**	$	**5,704,180**	$	**14,499,312**
Expenses								
Asset Management								
Compensation and Benefits		365,616		879,321		1,144,666		3,012,687
Occupancy and Related Charges		21,578		23,151		77,271		93,391
General, Administrative and Other		292,538		310,356		993,548		1,056,899
		679,732		1,212,828		2,215,485		4,162,977
Insurance								
Net Policy Benefits and Claims		1,269,796		2,351,951		2,358,238		6,362,257
Amortization of Policy Acquisition Costs		61,354		25,238		55,349		87,275
Interest Expense		28,852		49,066		87,182		173,883
Insurance Expenses		160,012		274,248		562,585		825,998
General, Administrative and Other		201,450		147,186		718,977		746,215
		1,721,464		2,847,689		3,782,331		8,195,628
Total Expenses	$	**2,401,196**	$	**4,060,517**	$	**5,997,816**	$	**12,358,605**
Investment Income (Loss) - Asset Management								
Net Gains (Losses) from Investment Activities		(315,149)		1,146,498		(1,665,537)		3,025,383
Dividend Income		218,327		194,129		1,322,447		791,160
Interest Income		650,943		917,330		1,895,282		3,369,447
Interest Expense		(548,772)		(751,300)		(1,550,777)		(2,772,088)
Total Investment Income (Loss)	$	**5,349**	$	**1,506,657**	$	**1,415**	$	**4,413,902**
Income Tax Expense (Benefit)		109,568		286,611		125,393		1,197,523
Redeemable Noncontrolling Interests		1,245		7,323		2,792		(5,405)
Noncontrolling Interests		(120,028)		541,608		101,258		1,630,230
Preferred Stock Dividends		17,250		—		69,000		51,747
Net Income (Loss) - KKR Common Stockholders	$	**121,110**	$	**1,040,429**	$	**(590,664)**	$	**3,680,514**

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29 GAAP Condensed Consolidated Balance Statement (Unaudited) ($ in thousands) 4Q'22 4Q'23 Assets Asset Management Cash and Cash Equivalents $ 6,705,325 $ 8,393,892 Investments 92,375,463 98,634,801 Other Assets 7,114,360 6,538,674 106,195,148 113,567,367 Insurance Cash and Cash Equivalents 6,118,231 11,954,675 Investments 124,199,176 141,370,323 Other Assets 38,834,081 50,401,829 169,151,488 203,726,827 Total Assets $ 275,346,636 $ 317,294,194 Liabilities and Equity Asset Management Debt Obligations 40,598,613 44,886,870 Other Liabilities 6,937,832 8,256,514 47,536,445 53,143,384 Insurance Debt Obligations 2,128,166 2,587,857 Other Liabilities 170,311,335 203,184,041 172,439,501 205,771,898 Total Liabilities $ 219,975,946 $ 258,915,282 Redeemable Noncontrolling Interests 152,065 615,427 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 — Stockholders' Equity - Common Stock 17,691,975 22,858,694 Noncontrolling Interests 36,410,858 34,904,791 Total Equity $ 55,218,625 $ 57,763,485 Total Liabilities and Equity $ 275,346,636 $ 317,294,194

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 4Q'22 4Q'23 FY'22 FY'23 Weighted Average GAAP Shares of Common Stock Outstanding - Basic 861,069,576 884,998,900 749,504,970 867,496,813 Adjustments: Weighted Average KKR Holdings Units — — 107,018,025 — Weighted Average Exchangeable Securities and Other 29,510,234 4,208,119 29,072,771 22,671,007 Weighted Average Adjusted Shares 890,579,810 889,207,019 885,595,766 890,167,820 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 GAAP Shares of Common Stock Outstanding 861,110,478 861,104,000 857,987,641 884,585,205 885,005,588 Adjustments: Exchangeable Securities and Other 29,517,712 29,517,712 30,804,276 3,909,477 4,463,644 Adjusted Shares 890,628,190 890,621,712 888,791,917 888,494,682 889,469,232 Unvested Shares of Common Stock and Exchangeable Securities(1) 35,457,274 35,317,288 31,110,978 30,327,497 41,660,450 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		4Q'22		4Q'23		FY'22		FY'23
Net Income (Loss) - KKR Common Stockholders	$	121,110	$	1,040,429	$	(590,664)	$	3,680,514
Preferred Stock Dividends		17,250		—		69,000		51,747
Net Income (Loss) Attributable to Noncontrolling Interests		(118,783)		548,931		104,050		1,624,825
Income Tax Expense (Benefit)		109,568		286,611		125,393		1,197,523
Income (Loss) Before Tax (GAAP)	$	**129,145**	$	**1,875,971**	$	**(292,221)**	$	**6,554,609**
Impact of Consolidation and Other		159,007		(516,121)		(394,427)		(1,569,591)
Equity-based Compensation - KKR Holdings[1]		—		—		119,834		—
Income Taxes on Operating Earnings		(234,092)		(214,143)		(859,964)		(763,382)
Asset Management Adjustments:								
Unrealized (Gains) Losses		267,789		(465,381)		2,002,082		(1,534,934)
Unrealized Carried Interest		285,177		(401,857)		4,231,359		(1,656,974)
Unrealized Carried Interest Compensation (Carry Pool)		(124,385)		202,650		(1,753,396)		792,758
Strategic Corporate Related Charges[2]		6,500		9,768		94,629		31,805
Equity-based Compensation		54,497		79,798		210,756		230,858
Equity-based Compensation - Performance based		62,202		68,210		238,929		271,958
Insurance Adjustments[3]:								
(Gains) Losses from Investments[3]		143,206		140,696		379,647		363,956
Non-operating Changes in Policy Liabilities and Derivatives[3]		58,320		107,339		(584,495)		228,929
Strategic Corporate Related Charges[3]		6,533		4,148		15,215		7,347
Equity-based and Other Compensation[3]		35,275		(5,390)		93,508		71,579
Amortization of Acquired Intangibles[3]		2,713		2,794		10,852		11,175
After-tax Distributable Earnings	$	**851,887**	$	**888,482**	$	**3,512,308**	$	**3,040,093**
Interest Expense		85,775		90,145		315,189		357,084
Net Income Attributable to Noncontrolling Interests		6,117		8,487		23,200		25,950
Income Taxes on Operating Earnings		234,092		214,143		859,964		763,382
Distributable Operating Earnings	$	**1,177,871**	$	**1,201,257**	$	**4,710,661**	$	**4,186,509**
Insurance Segment Operating Earnings		(231,365)		(231,274)		(724,762)		(816,637)
Realized Performance Income		(338,733)		(411,391)		(2,176,658)		(1,065,389)
Realized Performance Income Compensation		152,536		241,530		1,333,526		666,440
Realized Investment Income		(223,198)		(146,762)		(1,134,419)		(690,727)
Realized Investment Income Compensation		22,320		22,014		159,003		103,590
Fee Related Earnings	$	**559,431**	$	**675,374**	$	**2,167,351**	$	**2,383,786**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units in KKR Holdings.
(2) For FY'22, strategic corporate related charges include a $40.7 million realized loss from foreign exchange derivatives that were entered in connection with the acquisition of KJRM and that were settled upon closing.
(3) Amounts represent the portion allocable to KKR.

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Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)	4Q'22	4Q'23	FY'22	FY'23
Fee Related Earnings	$ 559,431	$ 675,374	$ 2,167,351	$ 2,383,786
Insurance Segment Operating Earnings	231,365	231,274	724,762	816,637
Realized Performance Income	338,733	411,391	2,176,658	1,065,389
Realized Performance Income Compensation	(152,536)	(241,530)	(1,333,526)	(666,440)
Realized Investment Income	223,198	146,762	1,134,419	690,727
Realized Investment Income Compensation	(22,320)	(22,014)	(159,003)	(103,590)
Depreciation and Amortization	9,398	12,357	33,809	46,727
Adjusted EBITDA	$ 1,187,269	$ 1,213,614	$ 4,744,470	$ 4,233,236

($ in thousands)	4Q'22	4Q'23	FY'22	FY'23
Total GAAP Revenues	$ 2,524,992	$ 4,429,831	$ 5,704,180	$ 14,499,312
Insurance GAAP Revenues	(1,831,498)	(2,864,915)	(5,383,062)	(8,692,006)
Impact of Consolidation and Other	279,017	193,143	772,527	671,286
Capital Allocation-Based Income (Loss) (GAAP)	58,429	(687,877)	2,500,509	(2,843,437)
Realized Carried Interest	193,990	359,643	1,993,860	1,005,759
Realized Investment Income	223,198	146,762	1,134,419	690,727
Insurance Segment Management Fees	89,968	114,833	301,321	445,882
Capstone Fees	(30,922)	(33,234)	(86,665)	(100,314)
Expense Reimbursements	(25,315)	(27,321)	(102,927)	(75,687)
Total Asset Management Segment Revenues	$ 1,481,859	$ 1,630,865	$ 6,834,162	$ 5,601,522

KKR

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33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands, except share and per share amounts) 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 4Q'23 KKR & Co. Inc. Stockholders' Equity - Common Stock $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,542,643 $ 17,691,975 $ 22,858,694 Series C Mandatory Convertible Preferred Stock — — 1,115,792 1,115,792 1,115,792 — Impact of Consolidation and Other 188,056 310,380 520,710 (1,048,569) 399,318 409,663 KKR Holdings and Exchangeable Securities 4,625,448 5,728,634 6,512,382 8,630,662 128,850 221,303 Accumulated Other Comprehensive Income and Other (Insurance) — — — 240,773 4,948,100 4,035,644 Book Value $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,481,301 $ 24,284,035 $ 27,525,304 Adjusted Shares 833,938,476 850,388,924 877,613,164 882,589,036 890,628,190 889,469,232 Book Value per Adjusted Share $ 15.57 $ 19.24 $ 23.09 $ 28.87 $ 27.27 $ 30.95

Fourth Quarter 2023 Segment Earnings – Detailed View

($ in thousands)	4Q'22	4Q'23	FY'22	FY'23
Management Fees	$ 706,098	$ 784,581	$ 2,656,487	$ 3,030,325
Transaction and Monitoring Fees, Net	195,139	264,233	775,933	720,654
Fee Related Performance Revenues	18,691	23,898	90,665	94,427
Fee Related Compensation	(183,987)	(241,349)	(769,735)	(865,336)
Other Operating Expenses	(176,510)	(155,989)	(585,999)	(596,284)
Fee Related Earnings	**559,431**	**675,374**	**2,167,351**	**2,383,786**
Realized Carried Interest	193,990	359,643	1,993,860	1,005,759
Incentive Fees	144,743	51,748	182,798	59,630
Realized Performance Income Compensation	(152,536)	(241,530)	(1,333,526)	(666,440)
	186,197	**169,861**	**843,132**	**398,949**
Net Realized Gains (Losses)	95,024	13,979	530,284	230,055
Interest Income and Dividends, Net	128,174	132,783	604,135	460,672
Realized Investment Income Compensation	(22,320)	(22,014)	(159,003)	(103,590)
	200,878	**124,748**	**975,416**	**587,137**
Asset Management Segment Operating Earnings	**946,506**	**969,983**	**3,985,899**	**3,369,872**
Insurance Segment Operating Earnings	**231,365**	**231,274**	**724,762**	**816,637**
Distributable Operating Earnings	**1,177,871**	**1,201,257**	**4,710,661**	**4,186,509**
Interest Expense	(85,775)	(90,145)	(315,189)	(357,084)
Net Income Attributable to Noncontrolling Interests	(6,117)	(8,487)	(23,200)	(25,950)
Income Taxes on Operating Earnings	(234,092)	(214,143)	(859,964)	(763,382)
After-tax Distributable Earnings	**$ 851,887**	**$ 888,482**	**$ 3,512,308**	**$ 3,040,093**

KKR

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35 Note to All Pages • All figures in this presentation are as of December 31, 2023, unless otherwise specifically indicated. Notes to Page 2 – Fourth Quarter 2023 Highlights • Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Please see the endnote for page 15 for information about the term "investments." Notes to Page 3 – Fourth Quarter 2023 Segment Earnings • The amount of tax benefit from equity-based compensation for 4Q'23 and 4Q'22 was $14.9 million and $19.4 million, respectively, and for FY'23 and FY'22 was $51.3 million and $65.4 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 4Q'23 and 4Q'22 both by 2%, and for FY'23 and FY'22 both by 2%. Notes to Page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to Page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $4.8 billion, $1.9 billion and $1.0 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to Page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. Important Information − Endnotes • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 21 to 23. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to Page 13 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. • The pending Manulife block reinsurance transaction is expected to close in the first half of 2024, subject to closing conditions, including regulatory approvals. • Estimated or approximate assets with respect to signed block reinsurance transactions may not equal assets transferred at closing. Actual assets may fluctuate depending on many factors, including terms of the transaction, change in status of the policies and market fluctuations. Notes to Page 14 – Book Value • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the range), our book value as of December 31, 2023 would have been reduced by approximately $1.88 per adjusted share, compared to our reported book value of $30.95 per adjusted share on such date. • Please see the endnote for page 15 for information about the term "investments."

36 Notes to Page 15 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds, controlling interests in core private equity companies, and the Global Atlantic insurance companies. KKR's asset management business includes a core private equity investment strategy, which involves acquiring and managing controlling interests in operating companies intended to be held over a long period of time. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of December 31, 2023. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 15 for information about the asset class exposure of KKR's balance sheet. The investments in this list do not deduct fund or vehicle level debt, if any, incurred in connection with funding the investment. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to Page 17 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart primarily includes hedge fund partnerships and certain leveraged credit funds. Notes to Page 18 – Assets Under Management Rollforward • For the three months ended December 31, 2023, Distributions and Other includes $71 million of redemptions by fund investors in Real Assets and $2,971 million of redemptions by fund investors in Credit and Liquid Strategies. • For the year ended December 31, 2023, Distributions and Other includes $311 million of redemptions by fund investors in Real Assets and $8,036 million of redemptions by fund investors in Credit and Liquid Strategies. Important Information − Endnotes (cont’d) Notes to Page 19 – Fee Paying Assets Under Management Rollforward • For the three months ended December 31, 2023, Distributions and Other includes net changes in fee base of certain Real Assets funds of $430 million, $71 million of redemptions by fund investors in Real Assets and $2,971 million of redemptions by fund investors in Credit and Liquid Strategies. • For the year ended December 31, 2023, Distributions and Other includes net changes in fee base of certain Real Assets funds of $805 million, $311 million of redemptions by fund investors in Real Assets, and $8,036 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Pages 21 to 23 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Pages 25 – Investments Detail - Core Private Equity • Unless otherwise indicated, gross multiple of invested capital ("MOIC") measure the aggregate value generated by a fund's investments in absolute terms. Each MOIC is calculated by adding together the total realized and unrealized values of a fund's investments and dividing by the total amount of capital invested by the fund. Such amounts do not give effect to the allocation of realized and unrealized carried interest or the payment of any applicable management fees or organizational expenses. • Unless otherwise indicated, internal rates of returns ("IRRs") measure the aggregate annual compounded returns generated by a fund's investments over a holding period, including, in many cases, where an investment has not yet been exited and the holding period end date is not yet known. As a result, an investment's future final IRR calculated after the exact holding period is known may differ, perhaps materially, from the IRR that is shown before the investments is exited. "Gross IRRs" are calculated before giving effect to the allocation of carried interest and the payment of any applicable management fees and organizational expenses.

37 Important Information − Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After-tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes on Operating Earnings. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings (for the periods when this preferred stock was still outstanding), because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes on Operating Earnings represents the (i) amount of income taxes that would be paid assuming that all pre-tax Asset Management distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged and (ii) the amount of income taxes on Insurance Segment Operating Earnings. Income taxes on Insurance Segment Operating Earnings represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Income Taxes on Operating Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces operating income taxes during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity- based compensation were to be excluded from Income Taxes on Operating Earnings, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity. • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) excludes the net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as calculated under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock, had, prior to its redemption, been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of income tax.

38 Non-GAAP and Segment Measures (cont’d) • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate-related charges and (iv) non-recurring items, if any. Strategic corporate-related charges arise from corporate actions and consist primarily of (i) impairments, (ii) transaction costs from strategic acquisitions, and (iii) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter- segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments. • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) related unrealized carried interest compensation (i.e. the carry pool). Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, and (iv) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/ liability matching investments strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Important Information − Non-GAAP and Other Measures (cont’d) Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management costs that are earned by KKR as the investment adviser of the Global Atlantic insurance companies. • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment.

39 Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) for any reporting period prior to the redemption of the Series C Mandatory Convertible Preferred, adjusted shares included the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Important Information − Non-GAAP and Other Measures (cont’d) Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co- investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

40 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to: accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Registered Advisor LLC, KKR Credit Advisors (Singapore) Pte. Ltd., KKR Credit Advisors (Ireland) Unlimited Company or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC “KCM”) or any other KCM affiliate inside or outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. Important Information − Other Legal Disclosures The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

41 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” "visibility on," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After- tax Distributable Earnings, Book Value, Asset Management (and Insurance) Segment Operating Earnings, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage operations and investments of acquired companies; the effects of any acquisition on KKR’s operating results; expansion and growth opportunities and other synergies resulting from acquisitions, reorganizations or strategic partnerships, including Global Atlantic; the timing and expected impact to our business of any new fund, investment vehicle or product launches; the ability of core private equity investments to generate earnings that compound over a long period of time; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes, some of which were completed on May 31, 2022 (the date on which the merger transactions contemplated by the Reorganization Agreement were completed), and others, which will be completed in the future, the implementation or launch, as applicable, and expansion, growth and other synergies relating to, all strategic initiatives previously announced on November 29, 2023, including relating to KKR’s acquisition of the remaining Global Atlantic minority interests held by third party co-investors and Global Atlantic employees, which closed on January 2, 2024. These forward-looking statements are based on KKR’s (including Global Atlantic’s) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, stock repurchases, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, Important Information − Other Legal Disclosures (cont’d) capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward- looking statements: failure to realize the anticipated benefits within the expected timeframes from acquisitions; unforeseen liabilities or integration and other costs of acquisitions and timing related thereto; changes in the business of our acquisitions; distraction of management or other diversion of resources within KKR caused by acquisitions; retention of key employees from acquisitions; ability to maintain business relationships following the acquisitions; the pandemic’s impact on the U.S. and global economies and governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of our investments and decreased ability to raise funds; compliance with applicable laws; changes to the consolidated subsidiaries of KKR; KKR’s control of acquired companies; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in our businesses; the outcome of litigation and regulatory matters, as applicable; the degree and nature of KKR’s competition and changes to accounting standards, such as the recent implementation of the new accounting standard for long- duration contracts such as life insurance and annuities. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.